Exhibit 5

JANNA R. SEVERANCE
612.347.0367
SeveranceJ@moss-barnett.com

September 9, 2005

SpectraScience, Inc.
11568-11 Sorrento Valley Road
San Diego, CA 92121

Re:	Opinion of Counsel as to Legality of Shares of Common Stock to be Registered Under the Securities Act of 1933

Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 5,632,614 shares of Common Stock, $.01 par value, of SpectraScience, Inc. (the “Company”) offered to officers, directors, employees and consultants of the Company, offered pursuant to the Amended 2001 Stock Plan (the “Plan”).

As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that Shares offered under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the Shares under the Securities Act of 1933.

Very truly yours,

MOSS & BARNETT, A
PROFESSIONAL ASSOCIATION

/s/ Janna R. Severance

Janna R. Severance